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                                                                       EXHIBIT 5

             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]



                                October 9, 1998





Gulfport Energy Corporation
6307 Waterford Blvd., Suite 100
Oklahoma City, OK  73118

         Re: Gulfport Energy Corporation -- Registration Statement on Form S-1 (File No. 333-62603)

Ladies and Gentlemen:

         We have acted as counsel to Gulfport Energy Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-1 initially filed by the Company with the Securities and Exchange Commission (the "Commission") on
August 31, 1998 under the Securities Act of 1933, as amended (the "1933 Act"), and Pre-effective Amendment No. 1 thereto filed by the Company with the Commission on October 16, 1998 (as so amended, the "Registration Statement"). The Registration Statement relates to the registration under the 1933 Act of the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company specified therein (the "Common Stock").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (together with the form of prospectus), (ii) the Certificate of Incorporation and By-Laws of the Company, as amended to date, (iii) copies of certain resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement and any amendments or supplements thereto, and the proposed issuance of the Common Shares and related matters, and
(iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to


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Akin, Gump, Strauss, Hauer & Feld, L.L.P.

Gulfport Energy Corporation

October 9, 1998

Page 2

the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

         We express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) an amendment to the Certificate of Incorporation of the Company increasing the authorized Common Stock to 250,000,000 as described in the Registration Statement under the caption "Description of Securities -- Common Stock" is duly approved by holders of a majority of the shares of outstanding Common Stock and duly filed with the Secretary of State of Delaware and (iii) certificates representing the Shares are duly executed, countersigned, registered and duly delivered upon payment of the agreed upon consideration therefor as described in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                Very truly yours,




                                AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.